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                       [Letterhead of Covington & Burling]

                                                                     Exhibit 8.1


                                                               November 30, 2000


Calpine Corporation
50 West San Fernando Street
San Jose, CA  95113


Ladies and Gentlemen:

       We have acted as your United States tax counsel in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to the Shelf Registration Statement on Form S-3 (Registration No. 333-48274) (the "Registration Statement") initially filed with the Securities and Exchange Commission, on October 19, 2000 and amended on December 1, 2000, of (i) the Company's common stock, par value $.001 (the "Common Stock"), (ii) the Company's preferred stock, par value $.001, and (iii) unsecured debt securities of the Company (the "Debt Securities").

       We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

       Based upon and subject to the foregoing, the statements in the Registration Statement under the caption "Certain United States Federal Income Tax Consequences" represent our opinion of the United States federal income tax law matters referred to therein and such statements are (subject to the qualifications and other matters stated therein) accurate in all material respects.

       The foregoing opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, Internal Revenue Services rulings and pronouncements, and judicial decisions now in effect, any of which may be changed at any time with retroactive effect.

       We are members of the bar of the State of New York. We do not express any opinion on any matters other than the United States federal income tax law matters specifically referred to herein.

       We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,

                                            /s/  COVINGTON & BURLING
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                                            Covington & Burling